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                                                                    EXHIBIT 4.22


                                                                      $4,000,000

                      COMMODORE APPLIED TECHNOLOGIES, INC.

                              8% CONVERTIBLE NOTE

                         MATURITY DATE: AUGUST 31, 2002

THIS NOTE AND THE COMMON STOCK THAT MAY BE ISSUABLE TO THE HOLDER HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

                  FOR VALUE RECEIVED, COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation (the "Company"), promises to pay to the order of COMMODORE ENVIRONMENTAL SERVICES, INC., the registered holder or registered assigns hereof (the "Holder"), the principal amount of FOUR MILLION ($4,000,000) payable on the 31st day of August 2002 (the "Maturity Date"), together with interest on the outstanding principal amount of this Note, calculated on the basis of a 360 day year and payable in arrears on a quarterly basis on the last day of March, June, September and December of each year, at the rate of eight (8%) per annum, commencing on September 30, 1997.

1.  Payments and Prepayments.

                  (a) Payments of principal and interest on this Note shall be made at the principal office of the Company, located at 150 East 58th Street, New York, New York 10155, or such other place or places within the United States as may be specified by the Holder of this Note in a written notice to the Company at least ten (10) business days before a given payment date.

                  (b) Payments of principal and interest on this Note shall be made in lawful money of the United States of America by mailing the Company's good check in the proper amount to the Holder at least three days prior to the due date of each payment or otherwise transferring funds so as to be received by the Holder on the due date of each such payment.

                  (c) If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day and, with respect to payments of principal, interest thereon shall be payable during such extension at the then applicable rate.
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                  (d) This Note is subject to prepayment, in whole or in part, at the option of the Company, at any time, without premium or penalty, upon thirty (30) days written notice, subject to the Holder's right to convert the outstanding principle and accrued interest thereon into the Company's Common Stock prior to the date fixed for prepayment.

                  2. Security. The payment of this Note is not secured by any collateral.

                  3. Conversion. The Holder of this Note will have the right, exercisable at any time through the Maturity Date, by notice to the Company at its principal office, at the Holder's option, to convert all or any portion of the unpaid principal amount of this Note (such amount to be converted from time to time being the "Conversion Amount") into such number of fully paid and non-assessable shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), as shall be determined by dividing the Conversion Amount by the Conversion Price. The Conversion Price shall be $3.89 per share, subject to adjustment, from time to time, as provided in Section 4 below (such amount, as so adjusted, being defined herein as the "Conversion Price"). The right of conversion shall cease upon payment in full of all principal and interest and other amounts due in respect of this Note.

                  4. Adjustments to Conversion Price.

                  (a) In case the Company shall at any time while this Note shall be outstanding (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Conversion Price, and the number of shares of Common Stock issuable upon conversion of this Note (the "Note Shares"), in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Note had been converted immediately prior to such time, he would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In case the Company shall issue or fix a record date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Conversion Price per share of Common Stock on such record date, then, in each case, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of



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Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such current Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Conversion Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Note converted after such expiration), to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

                  (c) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (other than cash dividends or distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Conversion Price is provided pursuant to Section 4(b) hereof), then, in each case, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Conversion Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, applicable to one share, and the denominator of which shall be such current Conversion Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the record date for the determination of shareholders entitled to receive such distribution.

                  (d) In case the Company shall issue shares of Common Stock or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for Common Stock (excluding shares, rights, options, warrants, or convertible or exchangeable securities issued or issuable (i) in any of the transactions with respect to which an adjustment of the Conversion Price is provided pursuant to Sections 4(a), 4(b) or 4(c) above,
(ii)



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upon conversion of the Note or (iii) to management or employees of the Company up to a maximum amount of shares of Common Stock), at a price per share (determined, in the case of such rights, options, warrants, or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration payable to the Company upon conversion, exercise, or exchange thereof by (y) the maximum number of shares covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the Conversion Price per share of Common Stock in effect immediately prior to such issuance, then the Conversion Price shall be reduced on the date of such issuance to a price (calculated to the nearest cent) determined by multiplying the Conversion Price in effect immediately prior to such issuance by a fraction,
(iii) the numerator of which shall be an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance plus (B) the quotient obtained by dividing the consideration received by the Company upon such issuance by such current Conversion Price, and (iv) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such issuance. For the purposes of such adjustments, the maximum number of shares which the holders of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to initially subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance, and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration or premiums stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares covered thereby. No further adjustment of the Conversion Price shall be made as a result of the actual issuance of shares of Common Stock on conversion of such rights, options, or warrants or on conversion or exchange of such convertible or exchangeable securities. On the expiration or the termination of such rights, options, or warrants, or the termination of such right to convert or exchange, the Conversion Price shall be readjusted (but only with respect to Note converted after such expiration or termination) to such Conversion Price as would have obtained had the adjustments made upon the issuance of such rights, options, warrants, or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the conversion of such rights, options, or warrants or upon the conversion or exchange of any such securities; and on any change of the number of shares of Common Stock deliverable upon the conversion of any such rights, options, or warrants or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such conversion, conversion, or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof the Conversion Price, as then in effect, shall forthwith be readjusted (but only with respect to Note converted after such change) to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such rights, options, or warrants not converted prior to such change, or securities not converted or exchanged prior to such change, on the basis of such change. In case the Company shall issue shares of Common Stock or any such rights, options, warrants, or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the



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"consideration received by the Company" for purposes of the first sentence of this Section 4(d) shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

                  (e) No adjustment in the Conversion Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 4 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

                  (f) In any case in which this Section 4 shall require that an adjustment in the Conversion Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder converted this Note after such record date, the shares of Common Stock, if any, issuable upon such conversion over and above the shares of Common Stock, if any, issuable upon such conversion on the basis of the Conversion Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (g) Upon each adjustment of the Conversion Price as a result of the calculations made in Sections 4(b), 4(c) or 4(d) hereof, this Note shall thereafter evidence the right to purchase, at the adjusted Conversion Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon conversion of this Note prior to adjustment of the number of shares by the Conversion Price in effect prior to adjustment of the Conversion Price by (B) the Conversion Price in effect after such adjustment of the Conversion Price.

                  (h) Whenever there shall be an adjustment as provided in this
Section 4, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Note Register, which notice shall be accompanied by an officer's certificate setting forth the number of Note Shares purchasable upon the conversion of this Note and the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                  (i) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (x) execute



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with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Note; might have been converted immediately prior to such consolidation, merger, sale, lease, or conveyance and (y) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

                  (j) In case of any reclassification or change of the shares of Common Stock issuable upon conversion of this Note (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Note might have been converted immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 4.

                  (k) The above provisions of this Section 4 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

                  (1) In case at any time the Company shall propose

                  (i) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                  (ii) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

                  (iii) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance



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                  of property, described in Section 4; or

                  (iv) to effect any liquidation, dissolution, or winding-up of the Company; or

                  (v) to take any other action which would cause an adjustment to the Conversion Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Note Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Conversion Price.

                  5.Events of Default. In the event that:

                       (a) the Company defaults in the payment of any
                  installment of interest required to be made on this Note and such default shall continue for a period of thirty (30) days;

                       (b) the Company defaults in making any payment of
                  principal on this Note required to be made on this Note and such default shall continue for a period of ten (10) days;

                       (c) the Company fails to comply with the other provisions
                  of this Note, including, without limitation, Section 4 hereof or

                       (d) the Company makes an assignment for the benefit of
                  creditors, or files a petition in bankruptcy as to itself, is adjudicated insolvent or bankrupt, petitions receiver of or any trustee for the Company or any substantial part of the property of the Company under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether or not hereafter in effect; or if there is hereafter commenced against the Company any such proceeding and an order approving the petition is entered or such proceeding remains undismissed for a period of sixty (60) days, or the Company by any act or omission to act indicates its consent to or approval of or acquiescence in any such proceeding or the appointment of any receiver of, or


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                  trustee for, the Company or any substantial part of its
                  properties, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days.

then, and in any such event, and at any time thereafter, if such event shall then be continuing, the holder of this Note may, by written notice of the Company, declare this Note due and payable, whereupon the same shall be due and payable without presentment, demand, protest or other notice of any kind.

                  6. Investment Representation.

                  (a) The Holder hereby acknowledges that this Note and the Common Stock are not being registered (i) under the Act on the ground that the issuance of the Note is exempt from registration under Section 4(2) of the Act as not involving any public offering or (ii) under any applicable state securities law because the issuance of this Note does not involve any public offering; and that the Company's reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Note for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, provided, nevertheless, to any requirement of law that the disposition of its property shall at all time be within its control.

                  (b) The Holder hereby agrees that it will not sell or transfer all or any part of this Note and/or Common Stock unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (a) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (b) an interpretive letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.

                  (c) If, at the time of issuance of the Common Stock, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that Holder provide the Company with written reconfirmation of the Holder's investment intent and that any stock certificate delivered to the Holder upon conversion of this Note shall bear legends reading substantially as follows:

                  "TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE NOTE PURSUANT TO WHICH THESE SHARES WERE ISSUED BY THE COMPANY. COPIES OF THOSE RESTRICTIONS ARE ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY, AND NO TRANSFER OF SUCH



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                  SHARES OR OF THIS CERTIFICATE, OR OF ANY SHARES OR OTHER
                  SECURITIES (OR CERTIFICATES THEREFOR) ISSUED IN EXCHANGE FOR OR IN RESPECT OF SUCH SHARES, SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS THEREIN SET FORTH SHALL HAVE BEEN COMPLIED WITH."

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate "stop transfer" orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

                  (d) The Company may refuse to recognize a transfer of this Note or any Common Stock on its books should a holder attempt to transfer this Note or any Common Stock otherwise than in compliance with this Section 6.

                  7. Miscellaneous.

                  (a) This Note is the obligation of the Company only, and no recourse shall be had for the payment thereof or interest thereon against any shareholder, officer or director of the Company, whether by virtue of any constitution, statute, rule or law or otherwise, all such liability, by the acceptance hereof and as part of the consideration hereof, being expressly waived.

                  (b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender or cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.



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                  THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE
COMPANY AND THE HOLDER HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS AND INSTRUMENTS MADE AND TO BE PERFORMED IN NEW YORK AND CANNOT BE MODIFIED OR CHANGED ORALLY.

                  IN WITNESS WHEREOF, the Company has duly caused this Note to be signed on its behalf, in its corporate name and by its duly authorized officer as of this 23rd day of September 1997.

                                       COMMODORE APPLIED TECHNOLOGIES, INC.

                                       By  /s/ Michael D. Fullwood
                                           -----------------------------------
                                       Name: Michael D. Fullwood
                                       Title: Senior Vice President and Chief
                                       Financial and Administrative Officer



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